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                                                                  Exhibit 10 (o)
                                                                  --------------
                            FIRST AMENDMENT TO THE
                           SIGMA-ALDRICH CORPORATION
                            DIRECTORS' NONQUALIFIED
                           SHARE OPTION PLAN OF 1998

     This First Amendment to the Sigma-Aldrich Corporation Directors' Nonqualified Share Option Plan of 1998 is hereby adopted by Sigma-Aldrich Corporation (the "Company") effective as of February20, 2001.

          WHEREAS, the Company established its Directors' Nonqualified Share Option Plan of 1998 (the "Plan") to provide for the granting of options to purchase common stock of the Company to certain nonemployee directors of the Company;

          WHEREAS, Paragraph 11 of the Plan provides that the Board of Directors may make such amendments and modifications as it deems advisable, in its sole discretion, subject to certain exceptions;

          WHEREAS, the Board of Directors desires to amend the Plan to provide that options shall become vested and exercisable upon (i) termination of employment by reason of death or disability, or (ii) termination of employment due to retirement, subject to the terms and conditions of the Plan, and to permit exercise within twelve (12) months thereafter, subject to the terms and conditions of the Plan;

     1. The first sentence of Paragraph 5(e) is hereby deleted and replaced with the following:

          "Except as provided in subparagraph (g) below, no Option will vest or may be exercised to any extent until the Holder will have served as a director of the Company continuously for at least three (3) months from the date of grant."

     2.   Paragraph 5(g) is hereby deleted and replaced with the following:

          "(g) Termination of Service as Director or Death. In the event that a
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          Holder ceases to serve as a director of the Company for any reason other than his or her death, disability or termination for Cause, such Holder will have the right to exercise an unexpired Option at any time within six months after his or her termination of service to the extent his or her right to exercise the Option has vested and has not previously been exercised at the date of termination; provided, that in the case of cessation of service as a director due to retirement, such Holder will have the right to exercise an unexpired Option at any time within six months after his or her termination of service. In the event of termination of service of the Holder by reason of disability, the Holder may exercise his or her Option at any time within twelve
          (12) months after the date of such termination. If the Holder of an unexpired Option dies while he or she is serving as a director of the Company, his or her unexpired Option may be exercised (to the extent that the Holder would have been entitled to do so at the date of his or her death) by a legatee or legatees of the Holder
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          under his or her last will, or by his or her personal representatives or distributee, at any time within twelve (12) months following his or her death. In the event of termination of service of the Holder for Cause, any and all Options of the Holder shall automatically expire upon such termination. In all of the cases cited above, the exercise period of one or more Options may be extended by a vote of a majority of the Directors whose Options are not being extended; provided, however, that notwithstanding anything in this subparagraph (g), no Option may be exercised more than ten (10) years after the date on which such Option was granted. For purposes of this subparagraph (g), service as a director will not be deemed terminated so long as the Holder is a director of the Company or another entity which has assumed this Option in a transaction to which Section 424(a) of the Code is applicable. In the event of termination of service of the Holder by reason of retirement, disability or death, the Holder or his or her legatee or legatees, personal representatives or distributee, as the case may be, may exercise all of his or her Options as provided above, whether or not the three-month period vesting period pursuant to Paragraph 5(e) shall have elapsed.

     3.   In all other respects, the Plan is hereby ratified and confirmed.

          IN WITNESS WHEREOF, the Company has executed this First Amendment to the Sigma-Aldrich Corporation Directors' Nonqualified Share Option Plan of 1998 as of the day and year first above written.

                                   SIGMA-ALDRICH CORPORATION



                                   By /s/ David R. Harvey
                                      -------------------
                                      President